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                                   FORM 8 - A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                  SIMULA, INC.
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             (Exact name of Registrant as specified in its charter)


         ARIZONA                                         86-0320129
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 2700 North Central Avenue, Suite 1000, Phoenix,  Arizona         85004
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(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                     Title of each class                                   Name of each exchange on which
                     to be so registered                                   each class is to be registered
                     -------------------                                   ------------------------------
 Senior Subordinated Convertible Notes due 2004.                           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)
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Item 1.           Description of Registrant's Securities to be Registered:

         Senior Subordinated Convertible Notes due 2004

         The description of the Company's Senior Subordinated Convertible Notes due 2004 appearing under the caption "Description of Notes" in the prospectus portion of the Company's Registration Statement on Form S-3, SEC File No. 333-13499 and all amendments thereto, as filed with the SEC.

Item 2.           Exhibits

         1. The description of the Company's Senior Subordinated Convertible Notes due 2004 appearing under the caption "Description of Notes" in the prospectus portion of the Company's Registration Statement on Form S-3, SEC File No. 333-13499.

         2. All other exhibits required by Instruction II to Item 2 have been supplied to the New York Stock Exchange.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:   April 21, 1997

                                                    SIMULA, INC.

                                                    By   /s/Sean K. Nolen
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                                                         Sean K. Nolen
                                                         Chief Financial Officer

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